                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Name                                State of Incorporation             Other Names Used in Business
-----                               ----------------------             ----------------------------
Cleanwater Contracting, Inc.        California                         None.

Community Builders, Inc.            Colorado                           None.
